Computation of Net Income Per Common Share

(Dollars in millions, except per-share data; shares in thousands)_____________
I. Primary Net Income (Loss) Per Common Share
     Income (loss) from continuing operations
     Accrued dividends on ESOP preferred stock, net
     Accrued dividends on redeemable preferred stock
     Call premium on redeemable preferred stock
     Adjusted income (loss) from continuing operations
     Discontinued operations
     Change in accounting principles
     Adjusted net income (loss)

     Average common shares outstanding during the period
     Common shares issuable with respect to common stock equivalents for stock options, incentive and exchangeable shares
     Adjusted average shares outstanding for the period

     Primary earnings (loss) per share:
       Continuing operations
       Discontinued operations
       Change in accounting principles
     Primary earnings (loss) per share


II.Fully Diluted Net Income (Loss) Per Common Share
     Income (loss) from continuing operations
     Accrued dividends on ESOP preferred stock, net
     Accrued dividends on redeemable preferred stock
     Call premium on redeemable preferred stock
     ESOP expense adjustment, net of tax
     Interest on convertible debt, net of tax
     Adjusted income (loss) from continuing operations
     Discontinued operations
     Change in accounting principles
     Adjusted net income (loss)

     Average common shares outstanding during the period
     Common shares issuable with respect to:
       Stock options, incentive and exchangeable shares
       Convertible debt
       ESOP preferred stock
     Adjusted average shares outstanding for the period

     Fully diluted earnings (loss) per share:
       Continuing operations
       Discontinued operations
       Change in accounting principles
     Fully diluted earnings (loss) per share *

* Fully diluted discontinued operations net loss per share for the year ended December 31, 1995 is computed by dividing adjusted net loss of $(1,646) by the adjusted average shares outstanding for the period of 331,692 used in the computation of primary net income per common share. This computation is necessitated by the anti-dilutive nature of convertible debt and ESOP preferred stock which would otherwise decrease fully diluted net loss per share for this period.


                                                                   EXHIBIT 11

         1996            1995            1994            1993            1992

     $  1,206        $  1,174        $    794        $   (193)       $    562
          (43)            (42)            (41)            (38)            (39)
           (1)             (3)            (12)            (23)            (23)
            -               -             (11)              -               -
        1,162           1,129             730            (254)            500
            -          (1,646)              -              67            (818)
            -               -               -               -            (764)
     $  1,162        $   (517)       $    730        $   (187)       $ (1,082)

      324,462         322,087         316,275         300,141         283,272


        8,234           9,605           9,003           4,062           8,229
      332,696         331,692         325,278         304,203         291,501


     $   3.49        $   3.40        $   2.24        $   (.83)       $   1.72
            -           (4.96)              -             .22           (2.81)
            -               -               -               -           (2.62)
     $   3.49        $  (1.56)       $   2.24        $   (.61)       $  (3.71)



     $  1,206        $  1,174        $    794        $   (193)       $    562
            -               -               -             (38)            (39)
           (1)             (3)            (12)            (23)            (23)
            -               -             (11)              -               -
           (3)             (9)             (7)              -              (8)
            3               4               3               -               4
        1,205           1,166             767            (254)            496
            -          (1,646)              -              67            (818)
            -               -               -               -            (764)
     $  1,205        $   (480)       $    767        $   (187)       $ (1,086)

      324,462         322,087         316,275         300,141         283,272

        8,641           9,687           9,003           4,062           8,394
        2,643           2,643           2,643               -           2,643
       27,981          28,663          29,310               -          29,856
      363,727         363,080         357,231         304,203         324,165


     $   3.31        $   3.21        $   2.15        $   (.83)       $   1.53
            -           (4.96)              -             .22           (2.81)
            -               -               -               -           (2.62)
     $   3.31        $  (1.75)       $   2.15        $   (.61)       $  (3.90)